Exhibit 10.1


AIA Document A101 -1997

Standard Form of Agreement Between Owner and Contractor where the basis of payment is a STIPULATED SUM


AGREEMENT made as of .he Fourth day of January in the year of Two Thousand Seven

 BETWEEN the Owner:

 Cornerstone National Bank, General Corporation
 670 East Main Street
 Easley, SC 29640
 Telephone Number: 864-306-1444

 and the Contractor:

 SYS Constructors, Inc., General Corporation
 20 Brozzini Court
 Greenville, SC 29615
 Telephone Number: 864-288-3885

 The Project is:

 Cornerstone National Bank Operations Center
 1670 East Main Street
 Easley, SC 29640

 The Architect is:

 Context Design Group, LLC, Limited Liability Company
 200 Westfield Street
 Greenville, SC 29601
 Telephone Number: 864-233-3230
 Fax Number: 864-233-3220

 The Owner and Contractor agree as follows.

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 ARTICLE 1 THE CONTRACT DOCUMENTS

 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
 Article 8.

 ARTICLE 2 THE WORK OF THIS CONTRACT


 The  Contractor  shall  fully  execute  the  Work  described  in  the  Contract
 Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.


 ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
 Section 3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner. (Insert the date of commencement if it differs from the dare of this Agreement or, if applicable. state that the date will be fixed in a notice to proceed.)

 RECEIPT OF FULL BUILDING PERMIT
 If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:

 Section 3.2 The Contract Time shall be measured from the date of commencement.

 Section 3.3 The Contractor shall achieve Substantial Completion of the entire Work not later than 226 days from the date of commencement, or as follows:
 (Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in {he Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.);

        Portion of Work                  Substantial Completion Date
        Contract Scope                   July 27, 2007

, subject to adjustments of this Contract Time as provided in the Contract Documents. (Insert provisions. if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)

 ARTICLE 4 CONTRACT SUM
 Section 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be One Million Thirteen Thousand Two Hundred Forty-four Dollars and Zero Cents ($1,013,244.00), subject to additions and deductions as provided in the Contract Documents.

 Section 4.2 The Contract Sum is based upon the following alternates. if any. which are described in the Contract Documents and arc hereby accepted by the
 Owner: (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the dare when that amount expires)

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Alternate No. I - Not Accepted

Voluntary Alternate "A" - Aluminum Louvers - Add $2,450.00 to have the Louvers as Specified in Section 10200

Voluntary Alternate "B" - Dual Piston Elevator - Add $2,450.00 to have the Elevator as Specified in Section 14240

Voluntary Alternate "C" -1 Ton Steel Misc. Steel per Note F-14 on S-000 - Add $15,000.00 to have an allowance to be used for Miscellaneous Steel as Specified

Voluntary Alternate "D" - Access Floor Type FS vs. S - Deduct $7,896.00 - Owner will provide Access Floor under a separate contract

Voluntary  Alternate  "E" -  Additional  Permit Fee  Allowance  - Add  $5,000.00
Allowance to accommodate additional fees anticipated for Owner Purchased Contract values in addition to General Contractor Base Bid Amount

Voluntary Alternate "F" - Grass - Add $1,200.00 for Hydro-Seeding of all areas not to be paved

Section 4.3 Unit prices, if any, are as follows:

Description                                        Units         Price ($0.00)
Unit Price #1 Trench Rock                           CU              $350.00
Unit Price #2 Mass Rock                             CU              $125.00
Unit Price #3 Removal of Under Cut Soil             CU                $8.50
Unit Price #4 Engineered Fill                       CU               $35.00
Unit Price #5 Off-site Fill                         CU               $11.75
Unit Price #6 On-site Fill                          CU                $9.50

 ARTICLE 5 PAYMENTS
 Section 5.1 PROGRESS PAYMENTS
 Section 5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

 Section 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

Section 5.1.3 Provided that an Application for Payment is received by the Architect not later than the 10th day of a month, the Owner shall make payment to the Contractor not later than the 25th day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.

Section 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis fur reviewing the Contractor's Applications for Payment.

Section 5.1.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

Section 5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

         .1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of Ten Percent ( 10% ). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of AIA Document A201-l997;

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         .2       Add that portion of the  Contract  Sum  properly  allocable to materials and equipment  delivered and suitably  stored at the
                  site   for   subsequent   incorporation   in   the   completed
                  construction (or, if approved in advance by the Owner. suitably stored off the site at a location agreed upon in writing), less retainage often Percent ( 10% );

         .3       Subtract the aggregate of previous payments made by the Owner;
                  and

         .4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section
                  9.5 of AIA Document A201-1997.

 Section 5.1.7 The progress payment amount determined in accordance with Section
 5.1.6 shall be further modified under the following circumstances:

         .1 Add, upon Substantial Completion of the Work. a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and (Section 9.8.5 of All Documents A201-1997 requires release of (applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

         .2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Section 9.10.3 of AIA Document A20I-1997.

 Section 5.1.8 Reduction or limitation of retainage, if any, shall be as follows:
 (If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Sections 5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

 When the project is 50% complete, the Contractor shall submit a document to the Architect and Owner stating that the project is 50% complete. The Architect and Owner will then review the work and if agreement is achieved then the Contractor will be allowed to reduce the retainage to 5% for Sections 5.1.6.1 and 5.1.6.2 above for the remainder of the contract term.

 Section 5.1.9 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

 Section 5.2 FINAL PAYMENT
 Section 5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum. shall be made by the Owner to the Contractor when:

         .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in
                  Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

         .2 a final Certificate for Payment has been issued by the Architect.

Section 5.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:


ARTICLE 6 TERMINATION OR SUSPENSION
Section 6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-1997.

 Section 6.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.


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ARTICLE 7 MISCELLANEOUS PROVISIONS
Section 7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

Section 7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(insert rate of interest agreed upon, if any.)

       (  ) per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications. and also regarding requirements such as written disclosures or waivers.)


Section 7.3 The Owner's representative is:
Name, address and other information)


Rodger Anthony
1670 East Main Street
Easley, SC 29640
Telephone Number: 864-306-1444
Fax Number: 864-316-1473


Section 7.4 The Contractor's representative is:
(Name, address and other information)

Danny Schaaf
 20 Brozzini Court
 Greenville, SC 29615

 Section 7.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days written notice to the other party.

 Section 7.6 Other provisions:

 ARTICLE 8 ENUMERATION OF CONTRACT DOCUMENTS

 Section 8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

 Section 8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A 101-1997.

 Section 8.1.2 The General Conditions arc the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

 Section 8.1.3 The Supplementary and Other Conditions of the Contract are those contained in the Project Manual dated, and are as follows


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Document                                            Title                Pages
1. Contract Drawings (See Attached Exhibit "A"
Contract Document Drawing List)
2. Project Manual Dated December 4, 2006
3. Invitation to Bid (See Exhibit "C")

Section 8.1.4 The Specifications are those contained in the Project Manual dated as in Section 8. J.3, and are as follows: (Either list the Specifications here or refer to all exhibit attached to this Agreement.) Project Specifications for The Cornerstone National Bank Operational Center dated December 4, 2006

 (Rows deleted)

         Section 8.1.5 The Drawings are as follows, and arc dated unless a different date is shown below: (Either list the Drawings here or refer to an exhibit attached to this Agreement.)
  See Exhibit "A" for Drawing List:

 (Rows deleted)

Section 8.1.6 The Addenda, if any. are as follows:

Number                               Date                     Pages
Addendum # 1                         December 11, 2006        1 Page
Addendum # 2                         December 14, 2006        1 Page
Addendum # 3                         December 19, 2006        1 Page
Addendum # 4                         December 21, 2006        1 Page

 Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements arc also enumerated in this
 Article 8.

 Section 8.1.7 Other documents. if any, forming part of the Contract Documents are as follows: (List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contractor's Documents unless enumerated in this Agreement. They should be listed here only If intended to be part of the Contract Documents.)

 SYS Proposal, Dated 12/22/06


 This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

/s/                                       /s/
-----------------------------------       --------------------------------------
OWNER (Signature)                         CONTRACTOR (Signature)

Rodger Anthony, Chairman and CEO          Danny Schaaf, President
-----------------------------------       --------------------------------------
(Printed name and title)                  (Printed name and title)


                                           [EXHIBITS OMITTED]
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